Exhibit 10.2

FORM OF VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of December 14, 2018 (this “Agreement”), between BC Partners Advisors L.P., a Delaware limited partnership (“BCP”), and [the Stockholder] (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase and Transaction Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, BCP and KCAP Financial Inc., a Delaware corporation (“KCAP”), are entering into that certain Stock Purchase and Transaction Agreement (the “Stock Purchase and Transaction Agreement”), pursuant to which, among other things, KCAP and the Investment Adviser will enter into the Investment Advisory Agreement;

WHEREAS, one of the conditions to KCAP and the Investment Adviser entering into the Investment Advisory Agreement is the approval thereof by the stockholders of KCAP;

WHEREAS, the Stockholder is a member of the Board of Directors of KCAP and is the record or beneficial owner of the number and type of equity interests of KCAP (the “Shares”) set forth on Schedule A hereto (the Shares listed on Schedule A, together with any additional Shares or other voting securities of KCAP that the Stockholder owns of record or beneficially as of the date hereof or acquires after the date hereof record or beneficial ownership, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, redesignation or exchange, upon exercise or conversion of any options, warrants or other securities, or otherwise, the “Covered Shares”);

WHEREAS, pursuant to the Stock Purchase and Transaction Agreement, holders of KCAP Stock Options shall execute a Cancellation Acknowledgement Agreement, pursuant to which each KCAP Stock Option shall be cancelled immediately prior to the Closing;

WHEREAS, the Stockholder currently holds the KCAP Stock Options set forth on Schedule B, which the Stockholder agrees shall be cancelled immediately prior to the Closing in accordance with this Agreement; and

WHEREAS, as a condition and inducement to BCP’s willingness to enter into the Stock Purchase and Transaction Agreement and to consummate the transactions contemplated thereby, BCP and the Stockholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, BCP and the Stockholder hereby agree as follows:

AGREEMENT

1.           Agreement to Vote. Prior to the Termination (as defined below), the Stockholder irrevocably and unconditionally agrees that he shall at any meeting of the stockholders of the KCAP (whether annual, special or otherwise and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of the stockholders of KCAP, however proposed: (a) when a meeting is held, appear at such meeting or otherwise cause all of the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and when a written consent is proposed, respond to each request by KCAP for written consent, and (b) vote or consent, or cause to be voted at such meeting or cause such consent to be granted with respect to, all of the Covered Shares (i) in favor of the approval of the Investment Advisory Agreement and any other matters necessary for consummation of the other transactions contemplated by the Stock Purchase and Transaction Agreement and any other action reasonably requested by BCP in furtherance thereof and (ii) against (A) any proposal for any advisory agreement, recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between or involving KCAP and any other Person that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transaction or any of the other transactions contemplated by the Stock Purchase and Transaction Agreement or this Agreement, (B) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the approval of the Investment Advisory Agreement or any of the other transactions contemplated by the Stock Purchase and Transaction Agreement or this Agreement, (C) any action or transaction that would result in a breach of any covenant, representation or warranty or other obligation or agreement of KCAP or any of its Subsidiaries contained in the Stock Purchase and Transaction Agreement, or of the Stockholder contained in this Agreement, (D) any amendment or other change to KCAP’s certificate of incorporation or bylaws, and (E) any other material change in KCAP’s corporate structure or business.

2.           No Inconsistent Agreements. The Stockholder hereby represents, warrants, covenants and agrees that, except as contemplated by this Agreement, he (a) has not entered into, and shall not enter into at any time prior to the Termination, any voting agreement, voting trust or other agreement that directly or indirectly addresses voting with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with this Agreement.

3.           Termination. This Agreement shall terminate upon the earliest to occur of (a) the Closing, (b) the termination of the Stock Purchase and Transaction Agreement and (c) June 30, 2019 (the “Termination”); provided, that the provisions set forth in Sections 10 through 22 shall survive any such Termination; provided further, that any such Termination shall not relieve either party hereto for any pre-Termination breach of this Agreement.

4.           KCAP Stock Options. All KCAP Stock Options held by the Stockholder, whether vested or unvested, shall be cancelled immediately prior to the Closing in exchange for the right to receive a one-time cash payment of $6,000 (the “Consideration”) from KCAP in respect of all such cancelled KCAP Stock Options. Such payment shall be conditioned on, and shall be made promptly following, the Stockholder’s execution of a standard general release of claims, in a form reasonably satisfactory to BCP. Upon such cancellation, all of Stockholder’s rights and all obligations of KCAP (or any successor, subsidiary or affiliate) with respect to the KCAP Stock Options will be extinguished, except for Stockholder’s right to receive the Consideration.

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5.           Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to BCP as follows:

(a)       Schedule A lists all shares of capital stock and other equity interests owned of record or beneficially by the Stockholder in KCAP, designating any such shares or other equity interests that are restricted or otherwise subject to vesting requirements. Schedule A lists all options, warrants and other securities convertible into or exercisable or exchangeable for shares of capital stock and other equity interests in KCAP owned of record or beneficially by the Stockholder. Except as set forth on Schedule A, the Stockholder does not own of record or beneficially any voting securities or other equity interests in KCAP or any securities convertible into or exercisable or exchangeable for any such voting securities or other equity interests. The Stockholder does not own of record any Shares which are beneficially owned by a third Person.

(b)       The Stockholder is the record or beneficial owner of, and has good and valid title to, all Covered Shares of the Stockholder, free and clear of all liens, pledges, restrictions and other encumbrances (each, a “Lien”), other than as created by this Agreement. The Stockholder has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights. Such Covered Shares are not subject to any voting trust agreement or other Contract to which the Stockholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of such Covered Shares. The Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to such Covered Shares, except as contemplated by this Agreement.

(c)       The Stockholder has full legal power and capacity to execute and deliver this Agreement and to perform his obligations hereunder. The execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby, in each case on a timely basis. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by BCP, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If the Stockholder is married, and any of the Covered Shares of the Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by the Stockholder’s spouse and, assuming due authorization, execution and delivery by BCP, constitutes a legal, valid and binding obligation of the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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(d)       Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected or (B) violate any Law applicable to the Stockholder or any of the Stockholder’s properties or assets except, for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform his obligations hereunder on a timely basis.

(e)       There is no Claim pending against the Stockholder or, to the knowledge of the Stockholder, any other Person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by either party of its rights under this Agreement or the performance by either party of its obligations under this Agreement on a timely basis.

(f)       The Stockholder understands and acknowledges that BCP is entering into the Stock Purchase and Transaction Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and agreements of the Stockholder contained herein and would not enter into the Stock Purchase and Transaction Agreement if the Stockholder did not enter into this Agreement.

6.           Certain Covenants of the Stockholder. The Stockholder hereby covenants and agrees as follows:

(a)       Except as contemplated hereby, the Stockholder shall not, between the date hereof and the date on which a vote is taken on the Investment Advisory Agreement, (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, gift, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any Contract with respect to the Transfer of, any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its covenants or agreements under this Agreement. Any Transfer in violation of this provision shall be void and of no force or effect.

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(b)       In the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to KCAP, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify BCP and KCAP of any such event.

7.           Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in his capacity as a stockholder of KCAP, and nothing in this Agreement shall restrict or limit the ability of the Stockholder who is also a director or officer of KCAP to take any action in his capacity as a director or officer (as applicable) of KCAP or from fulfilling the duties and obligations of such office, whether relating to the Stock Purchase and Transaction Agreement or otherwise, and such actions shall not be deemed to be a breach of this Agreement.

8.           Disclosure. The Stockholder hereby authorizes each of BCP and KCAP to publish and disclose in any announcement or disclosure required by Law the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement, and to disclose a copy of this Agreement.

9.           Further Assurances. From time to time, at the request of BCP and without the payment of any consideration, the Stockholder shall take such further action as may reasonably be deemed by BCP to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10.         Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.

11.         Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or by a duly authorized officer on behalf of such party.

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12.         Interpretation. When a reference is made in this Agreement to a Section, paragraph, clause or Schedule, such reference shall be to a Section, paragraph, clause or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender as the circumstances require, and in the singular or plural as the circumstances require. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” References in this Agreement to “vote”, “voting”, “voted” and likewise shall refer to shares being voted or otherwise tabulated in any manner possible, whether in person at a meeting, by written consent, by proxy or otherwise. A Person shall be deemed the “beneficial” owner of, shall be deemed to have “beneficial” ownership of, and shall be deemed to “beneficially” own any securities which such Person or any of such Person’s Affiliates (a) beneficially owns as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement, (b) has the right to acquire (whether such right is exercisable immediately or only after the passage of time), or (c) has the right to vote or dispose of, directly or indirectly. Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to any law include references to any associated rules, regulations and official guidance with respect thereto. References to a Person are also to its predecessors, successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” are references to the lawful money of the United States of America. References to “days” mean calendar days unless otherwise specified. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal doctrine that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

13.         Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given, (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (without receipt of a delivery failure message) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

(i)        If to the Stockholder,

KCAP Financial, Inc.
295 Madison Avenue - 6th Floor
New York, NY 10017
Attn:          [Stockholder]

with copies to (which shall not constitute notice):

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Eversheds Sutherland (US) LLP
700 Sixth St., NW
Washington, DC 20001
Attn:          Steven B. Boehm
Email:        stevenboehm@eversheds-sutherland.com

(ii)       If to BCP:

BC Partners Advisors L.P.

650 Madison Avenue, 23rd Floor

New York, NY 10022
Attn:         Edward Goldthorpe
Email:       Ted.Goldthorpe@bcpartners.com

Attn:          Patrick Schafer

Email:        patrick.schafer@bcpartners.com

with copies to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
900 G Street, N.W.
Washington, D.C. 20001
Attn:          Rajib Chanda
                  Jonathan L. Corsico
Email:        Rajib.Chanda@stblaw.com
                  Jonathan.Corsico@stblaw.com

14.         Entire Agreement. This Agreement and the Stock Purchase and Transaction Agreement (including the Exhibits and Disclosure Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

15.         No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.         Governing Law. This Agreement, and all legal proceedings (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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17.         Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by either party or its Affiliates against any other party or its Affiliates shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding shall be brought exclusively in any federal court located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

18.         Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19.         Enforcement. The parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur if the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. Either party entitled to (i) an injunction or injunctions to prevent breaches of this Agreement, (ii) enforce specifically the terms and provisions of this Agreement or (iii) other equitable relief, in each case, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

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20.         Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party or such party waives its rights under this Section with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

21.         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22.         Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each other party. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of an original counterpart hereof.

[The remainder of this page is intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, BCP and the Stockholder have caused to be executed or executed this Agreement as of the date first written above.

[BCP]

Name:
Title:

Signature Page to Voting and Support Agreement

[Stockholder]

Name:
Title:

Signature Page to Voting and Support Agreement

SCHEDULE A

Stockholder	Shares of Common Stock Owned Beneficially	Shares of Special Voting Preferred Stock Owned Beneficially	Shares of Special Voting Preferred Stock Owned of Record	Other Equity Securities Owned Beneficially or of Record
[•]	[•]	—	—	—

SCHEDULE B

Stockholder	KCAP Stock Options Held
[•]	[•]

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